UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOAMBER INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOAMBER INC.

1250 Rene Levesque West, Suite 4310

Montreal, Quebec, Canada H3B 4W8

(514) 844-8000

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 27, 2018

April 16, 2018

These Definitive Additional Materials amend and supplement the definitive proxy statement dated March 30, 2018 (the “definitive proxy statement”), which was initially mailed to stockholders on or about March 30, 2018, by BioAmber Inc., a Delaware corporation (referred to herein as “BioAmber,” “we,” “us,” or “our”), for the special meeting of stockholders of BioAmber, or the Special Meeting, to be held on April 27, 2018, at 10:00 a.m. local time, at the offices of the Company, 1250 Rene Levesque West, Suite 4310, Montreal, Quebec, Canada H3B 4W8.

At the Special Meeting, BioAmber stockholders will consider and vote upon, among other things, a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock, par value $0.01 per share, of BioAmber from 250,000,000 to 1,000,000,000 and a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of not less than fifty-to-one and not more than three-hundred-to-one, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors.

If any stockholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any stockholders have questions about this proposal or any other proposal to be voted on at the Special Meeting, or about how to submit their proxies, or if any stockholders need additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please call our proxy solicitor MacKenzie Partners, Inc., toll free at (800) 322-2885.

The information contained herein speaks only as of April 16, 2018 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the definitive proxy statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement.

Supplemental Disclosure Relating to Proposal 2 (Approval of the Reverse Stock Split)

At the Special Meeting, BioAmber stockholders will be asked to approve an amendment to our Amended and Restated Certificate of Incorporation authorizing a reverse stock split of the issued and outstanding shares of our common stock, at a ratio within a range of not less than fifty-to-one and not more than three-hundred-to-one, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors.

If this proposal is approved, and our Board of Directors elects to implement a reverse stock split, then upon implementation of the reverse stock split, the number of authorized shares of common stock will be reduced proportionately based on the reverse stock split ratio.